Bermuda Office

Appleby (Bermuda)

Limited

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

applebyglobal.com

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Exhibit 5.2

Triton International Limited and Triton Container International Limited	Email spenrose@applebyglobal.com
5th Floor Victoria Place 31 Victoria Street Hamilton, HM 10, Bermuda	Direct Dial +1 441 298 3286 Tel +1 441 295 2244 Fax +1 441 292 8666

Appleby Ref 004096.0206

21 January 2026

Ladies and Gentlemen

TRITON INTERNATIONAL LIMITED (TIL) AND TRITON CONTAINER INTERNATIONAL LIMITED (TCIL, TOGETHER WITH TIL, COMPANIES, AND EACH, A COMPANY)

We act as special legal counsel in Bermuda to the Companies. The Companies have requested that we provide this opinion in connection with the registration statement on Form F-3 which was filed with the U.S. Securities and Exchange Commission (Commission) on 14 November 2025 and declared effective by the Commission on 3 December 2025 (File No. 333-291561) (and including any amendments and exhibits thereto) (Registration Statement), and the prospectus contained therein dated 3 December 2025, as supplemented by the final prospectus supplement dated 13 January 2026 and filed with the Commission on 15 January 2026 (including, in each case, any documents incorporated therein by reference and exhibits thereto, collectively, Prospectus) and relates to:

(a)

the issuance and sale by TCIL and TAL International Container Corporation (collectively with TCIL, Issuers) of an aggregate of $600,000,000 principal amount of the Issuers’ 5.150% Senior Notes due 2033 (Notes), as further described in the Prospectus; and

(b)

the full and unconditional guarantee on a senior unsecured basis as to payment of the principal of the Notes, and premium, if any, and interest thereon by TIL (Guarantee, and together with the Notes, the Securities), as further described in the Prospectus.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (Documents) and the documents listed in Part 2 of Schedule 1. We have not examined any other documents, even if they are referred to in the Documents.

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In giving this opinion we have relied upon and assume the accuracy and completeness of the Officer’s Certificates, the contents of which we have not verified.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Companies and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is furnished to you in connection with the filing of the Prospectus Supplement and is not to be used, quoted or otherwise relied on for any other purpose.

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K on the date hereof (Report), which Report will be incorporated by reference into the Registration Statement and to all references to our firm’s name in the Registration Statement. As Bermuda attorneys we are not qualified to opine on matters of law in any jurisdiction other than Bermuda. As such, in giving this consent, we do not admit that we are experts within the meaning of Section 11 of the U.S. Securities Act of 1933 (as amended, Securities Act) or that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

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OPINIONS

1.

Incorporation and Status: Each Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. Each Company is in good standing with the Registrar of Companies of Bermuda.

2.	Capacity. Each Company has the requisite capacity and power to enter into, execute and deliver the Documents to which it is a party and to perform its obligations thereunder.

3.

Authorisation. Each Company has taken all necessary corporate action to authorise the execution and delivery of the Documents to which it is a party and the performance of such Company’s obligations under them, including the issuance of the applicable Securities.

4.	Execution. The Documents to which each Company is a part to, as applicable, have been duly executed by or on behalf of each Company party thereto.

Yours faithfully

/s/ Appleby

Appleby (Bermuda) Limited

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SCHEDULE 1

Part 1

The Documents

1.	An executed PDF copy of each of the following documents each dated the date of this opinion unless otherwise specified:

(a)

the indenture, between and among the Issuers, as issuers, TIL, as guarantor, and Wilmington Trust, National Association, as trustee, as supplemented by a first supplemental indenture between and among the same parties; and

(b)	a global note evidencing the Notes.

Part 2

Other Documents Examined

1.	The Registration Statement and the Prospectus.

2.	The underwriting agreement dated 13 January 2026 filed as Exhibit 1.1 to the Report (Underwriting Agreement).

3.

An executed PDF copy of secretary’s certificates dated 21 January 2026 and signed by Ocorian Services (Bermuda) Limited, as assistant secretary of each of the Companies (collectively, Officer’s Certificates), making certain certifications and attaching certified true copies of the following in respect of each Company (unless otherwise specified):

3.1	the certificate of incorporation (Certificate of Incorporation);

3.2	the memorandum of association and amended and restated bye-laws (collectively, the Constitutional Documents);

3.3	the Register of Directors and Officers (Register of Directors and Officers);

3.4

the Bermuda Monetary Authority’s “No Objection” to the incorporation of the Companies and of the “Foreign Exchange Letters” issued by the Bermuda Monetary Authority in relation to the Companies, in each case issued by the Bermuda Monetary Authority, Hamilton Bermuda;

3.5	the Tax Assurance, issued by the Registrar of Companies for the Minister of Finance in relation; and

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3.6	certified true copies of the resolutions of each Company, which have been certified separately by the Company Secretary (collectively, Resolutions):

3.6.1	unanimous written resolutions of the Board of Directors of TIL effective on 8 January 2026; and

3.6.2	unanimous written resolutions of the Board of Directors of TCIL effective on 7 January 2026.

4.	Certificates of Compliance, each dated 21 January 2026 issued by the Registrar of Companies in respect of each of the Companies (together the Certificate of Compliance).

5.	A copy of the results of the Litigation Search.

6.	A copy of the results of the Company Search.

For the purposes of Schedule 2 (Assumptions) and Schedule 3 (Reservations) only, the Underwriting Agreement will be included in the definition of Documents.

Part 3

Searches

1.

A search of the entries, filings, and documents shown and available for inspection in respect of each Company in the register of charges and on the file of each Company found on the Online Registry (www.registrarofcompanies.gov.bm) maintained by the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 21 January 2026 (Company Search).

2.

A search of the entries and filings shown and available for inspection in respect of each Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a physical search conducted, and/or electronic record of the Cause and Judgment Book distributed by the Supreme Court, on 21 January 2026 (Litigation Search).

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SCHEDULE 2

Assumptions

We have assumed:

1.

(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

2.	that each of the Documents and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	that there has been no change to the information contained in the Certificates of Incorporation and that the Constitutional Documents remain in full force and effect and are unamended;

4.

that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any Document executed by a Company are the signatures and initials of a person or persons authorised to execute the documents by such Company, by resolution of its board of directors or any power of attorney granted by such Company, to execute such Document;

5.	the due execution and delivery of the Documents by each of the parties thereto (other than execution by the Companies under Bermuda law);

6.

that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issuance of the Securities or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration Statement or Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will be legal, valid and binding in accordance with the law of any jurisdiction other than Bermuda to which they are subject or in which they are respectively constituted and established;

7.

the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Documents;

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8.

the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company Search and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Company Search and the Litigation Search;

9.

that (i) the Documents are in the form of the documents approved in the relevant Resolutions; (ii) any meetings at which such Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout; (iii) all interests of the directors of the Companies on the subject matter of the relevant Resolutions, if any, were declared and disclosed in accordance with the law and relevant Constitutional Documents; (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the Companies have concluded that the entry by the applicable Company into the Documents to which it is a party and such other documents approved by the relevant Resolutions and the transactions contemplated thereby are bona fide in the best interests of such Company and for a proper purpose of such Company, as applicable;

10.

that the Register of Directors and Officers accurately reflects the names of all directors and officers of each Company, as applicable, as at the date the relevant Resolutions were passed or adopted, the date the Documents were executed, and as at the date of this opinion;

11.

that there is no matter affecting the authority of the directors of the Companies to effect entry by the Companies into the Documents to which they are a party, including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed herein;

12.

that the Companies have entered into their obligations under the Documents to which they are a party in good faith for the purpose of carrying on their business and that, at the time they did so, there were reasonable grounds for believing that the transactions contemplated by such Documents would benefit the applicable Company;

13.

that the entry into the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

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14.	that, save for the documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents;

15.

that no resolution to voluntarily wind up either Company been adopted by the members and no event of a type which is specified in the relevant Constitutional Documents as giving rise to the winding up of either Company (if any) has in fact occurred;

16.

that there are no matters of fact or law (excluding matters of Bermuda law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein;

17.	that none of the parties to the Documents maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003), in Bermuda; and

18.	that the Registration Statement has been, or will be, declared effective by the Commission prior to the issuance of the Securities.

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SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

2.

Officer’s Certificates: We have relied upon statements and representations made to us in the Officer’s Certificates for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officer’s Certificates, and we qualify this opinion to the extent that the statements or representations made in the Officer’s Certificates are not accurate in any respect.

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